UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

TRIO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178472	99-0369568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 King Street West, Suite 5600
Toronto, Ontario	M5X 1C9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 409-2802

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On August 7, 2014, Trio Resources, Inc. (the “Company”) closed its private placement offering (the “Offering”) with certain accredited investors for 27,250,000 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”) at an offering price of $0.02 per Share for gross proceeds of $545,000. The Offering was conducted without an underwriter or placement agent. The Shares are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors took the Shares for investment and not resale and the Company took appropriate measures to restrict the transfer of the Shares.

The Company’s press release dated August 13, 2014 announcing the closing of the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-k, and the relevant information contained therein is incorporated herein by reference.

Item 9.01.	Exhibits.

(d)	Exhibits

99.1	Press Release, dated August 13, 2014, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRIO RESOURCES, INC.

Date: August 13, 2014	By:	/s/ J. Duncan Reid
	Name:	J. Duncan Reid
	Title:	Chief Executive Officer